Exhibit 107

Calculation of Filing Fee Tables

Form S-1

Tempus AI, Inc.

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price(3)	Fee Rate	Amount of Registration Fee(4)
Fees to Be Paid	Equity	Class A common stock, par value $0.0001 per share	457(a)	12,765,000	$37.00	$472,305,000	0.00014760	$69,712.22
	Total Offering Amounts					$472,305,000	—	$69,712.22
	Total Fees Previously Paid							14,760.00(5)
	Total Fee Offsets					—	—	—
	Net Fee Due					—	—	$54,952.22

(1)	Includes up to 1,665,000 additional shares that the underwriters have the option to purchase from the Registrant, if any.
(2)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended (the “Securities Act”).
(3)	Includes the aggregate offering price of additional shares that the underwriters have the option to purchase from the Registrant, if any.
(4)	Calculated pursuant to Rule 457(a) under the Securities Act.
(5)	The Registrant previously paid a registration fee of $14,760 in connection with the initial filing of this Registration Statement on Form S-1 on May 20, 2024.